UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2021 (June 22, 2021)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01     Entry into a Material Definitive Agreement.

General

On June 22, 2021 (the “Closing Date”), Wendy’s Funding, LLC (the “Master Issuer”), a limited-purpose, bankruptcy-remote, wholly owned indirect subsidiary of The Wendy’s Company (the “Company”), completed its previously announced refinancing transaction and issued $450 million of its Series 2021-1 2.370% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $650 million of its Series 2021-1 2.775% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and, together with the Class A-2-I Notes, the “Class A-2 Notes”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility of Series 2021-1 Variable Funding Senior Secured Notes, Class A-1 (the “Variable Funding Notes”), which allows for the drawing of up to $300 million under the Variable Funding Notes, which include certain credit instruments, including a letter of credit facility. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued in a privately placed securitization transaction pursuant to which certain of the Company’s domestic and foreign revenue-generating assets, consisting principally of franchise-related agreements, real estate assets, and intellectual property and license agreements for the use of intellectual property, are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned indirect subsidiaries of the Company that act as Guarantors (as defined below) of the Notes and that have pledged substantially all of their assets, excluding certain real estate assets and subject to certain limitations, to secure the Notes.

The Notes were issued under a Base Indenture dated June 1, 2015, a copy of which is attached to the Company’s Current Report on Form 8-K filed June 2, 2015 as Exhibit 4.1 (the “Base Indenture”), and the related supplemental indenture dated June 22, 2021, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 (the “Series 2021-1 Supplement” and, collectively with the Base Indenture, the First Supplement to the Base Indenture dated February 10, 2017, a copy of which is attached to the Company’s Annual Report on Form 10-K filed March 2, 2017 as Exhibit 4.3, the Second Supplement to the Base Indenture dated January 17, 2018, a copy of which is attached to the Company’s Current Report on Form 8-K filed January 17, 2018 as Exhibit 4.2, the Third Supplement to the Base Indenture dated February 4, 2019, a copy of which is attached to the Company’s Annual Report on Form 10-K filed February 27, 2019 as Exhibit 4.6, the Fourth Supplement to the Base Indenture dated June 26, 2019, a copy of which is attached to the Company’s Current Report on Form 8-K filed June 26, 2019 as Exhibit 4.2, the Fifth Supplement to the Base Indenture dated June 17, 2020, a copy of which is attached to the Company’s Current Report on Form 8-K filed June 18, 2020 as Exhibit 4.2, the Sixth Supplement to the Base Indenture dated January 3, 2021, a copy of which is attached to the Company’s Annual Report on Form 10-K filed March 3, 2021 as Exhibit 4.11, and the Seventh Supplement to the Base Indenture (as defined below), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2, the “Indenture”), each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture allows the Master Issuer to issue additional series of notes in the future subject to certain conditions.

On June 22, 2021, the Master Issuer and the Trustee entered into a Seventh Supplement to the Base Indenture (the “Seventh Supplement to the Base Indenture”) for the purpose of amending certain provisions of the Base Indenture, including but not limited to the following: (i) to allow for the basket in the Indenture that permits the Securitization Entities (as defined below) to guarantee the indebtedness of franchisees to be used for guarantees of indebtedness more generally; (ii) to modify the conditions to the issuance by the Master Issuer of any additional notes to (x) increase the maximum Senior ABS Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the closing date of such issuance, after giving pro forma effect to the issuance of such additional notes and any repayment of existing indebtedness from such additional notes, from 6.5x to 7.0x and (y) increase the maximum Holdco Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the closing date of such issuance, after giving effect to the issuance of such additional notes and any repayment of existing indebtedness from such additional notes, from 7.0x to 7.5x; and (iii) to provide that it will be an event of default under the Indenture if a Debt Service Advance or a Collateral Protection Advance (as such terms are defined in the Indenture) shall have been outstanding for ninety (90) or more consecutive days. The amendment described in clause (i) became effective on the Closing Date, the amendment described in clause (ii) will become effective on the earlier of (x) the Control Party (as such term is defined in the Indenture) designating a date for implementation and (y) the repayment in full of all of the Master Issuer’s Series 2018-1 3.884% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2018-1 Class A-2-II Notes”), Series 2019-1 3.783% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2019-1 Class A-2-I Notes”), and Series 2019-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2019-1 Class A-2-II Notes” and together with the Series 2019-1 Class A-2-I Notes, the “Series 2019 1 Class A-2 Notes”), and the amendment described in clause (iii) will become effective upon the repayment in full of all of the Series 2018-1 Class A-2-II Notes and Series 2019-1 Class A-2 Notes.

Class A-2 Notes

Interest and principal payments on the Class A-2 Notes are payable on a quarterly basis. The requirement to make such quarterly principal payments on the Class A-2 Notes is subject to certain financial conditions set forth in the Indenture. The legal final maturity date of the Notes is June 2051, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment dates of the Class A-2-I Notes and the Class A-2-II Notes will be March 2029 and June 2031, respectively. If the Master Issuer has not repaid or refinanced the Class A-2 Notes prior to the respective anticipated repayment date, additional interest will accrue on each tranche of the Class A-2 Notes at a rate equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the amount, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii)(1) with respect to the Series 2021-1 Class A-2-I Notes, 1.15%, and (2) with respect to the Series 2021-1 Class A-2-II Notes, 1.35%, exceeds the original interest rate with respect to such tranche.

The Notes are secured by the collateral described below under “Guarantees and Collateral.”

Variable Funding Notes

In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility consisting of Variable Funding Notes, which allows for the drawing of up to $300 million under the Variable Funding Notes, which includes certain credit instruments, including a letter of credit facility. The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated June 22, 2021 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1, by and among the Master Issuer, the Guarantors (as defined below), Wendy’s International, LLC, as manager (the “Manager”), certain conduit investors, financial institutions and funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as provider of letters of credit, as swingline lender and as administrative agent. The Variable Funding Notes will be governed by both the Variable Funding Note Purchase Agreement and the Indenture. Depending on the type of borrowing under the Variable Funding Notes, interest on the Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the London interbank offered rate for U.S. Dollars (or a replacement index rate selected in accordance with the terms of the Variable Funding Note Purchase Agreement) or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the Variable Funding Note Purchase Agreement. While the Master Issuer does not anticipate drawing on the Variable Funding Notes on the Closing Date, the Master Issuer expects to have approximately $26.2 million in undrawn letters of credit issued under the Variable Funding Notes on the Closing Date. There is a commitment fee on the unused portion of the Variable Funding Notes facility, which ranges from 40 basis points to 75 basis points based on the utilization under the Variable Funding Notes facility. As of the Closing Date, it is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to September 2026, subject to two one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum. The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.” In connection with the issuance of the Variable Funding Notes and its entry into the Variable Funding Note Purchase Agreement, the Master Issuer terminated the commitments with respect to its existing $150 million Series 2019-1 Variable Funding Notes and its existing $100 million Series 2020-1 Variable Funding Notes.

Guarantees and Collateral

Pursuant to the Guarantee and Collateral Agreement, dated June 1, 2015 (the “Guarantee and Collateral Agreement”), a copy of which is attached to the Company’s Current Report on Form 8-K filed on June 2, 2015 as Exhibit 10.2, by and among Wendy’s SPV Guarantor, LLC, Quality Is Our Recipe, LLC, and Wendy’s Properties, LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets, except for certain real estate assets and subject to certain limitations as set forth therein.

The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”), except for certain real estate assets and subject to certain limitations as set forth in the Indenture and the Guarantee and Collateral Agreement. The assets of the Securitization Entities include most of the domestic and certain of the foreign revenue-generating assets of the Company and its subsidiaries, which principally consist of franchise-related agreements, real estate assets, intellectual property and license agreements for the use of intellectual property. Upon certain trigger events, mortgages will be required to be prepared and recorded on the real estate assets. The assets of the Securitization Entities, including real estate assets, are referred to herein as the “Securitized Assets.”

The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. The pledge and security interest provisions with respect to the Master Issuer are included in the Base Indenture. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.

Management of the Securitized Assets

None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated June 1, 2015, a copy of which is attached to the Company’s Current Report on Form 8-K filed on June 2, 2015 as Exhibit 10.3, as amended by the Management Agreement Amendment dated January 17, 2018, a copy of which is attached to the Company’s Current Report on Form 8-K filed on January 17, 2018 as Exhibit 10.2, the Second Amendment to the Management Agreement dated June 26, 2019, a copy of which is attached to the Company’s Current Report on Form 8-K filed on June 26, 2019 as Exhibit 10.2, the Third Amendment to the Management Agreement dated January 3, 2021, a copy of which is attached to the Company’s Annual Report on Form 10-K filed March 3, 2021 as Exhibit 10.31, and the Fourth Amendment to the Management Agreement (as defined below), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 (collectively, as so amended, the “Management Agreement”), among the Securitization Entities, the Manager and the Trustee.

Pursuant to the Management Agreement, Wendy’s International, LLC acts as the Manager with respect to the Securitized Assets. The primary responsibilities of the Manager are to perform certain franchising, real estate, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The Manager is entitled to the payment of a weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement. On June 22, 2021, the parties to the Management Agreement entered into a Fourth Amendment to the Management Agreement (the “Fourth Amendment to the Management Agreement”) pursuant to which the parties agreed, among other changes, to (i) amend the definition of “Change in Management”, (ii) amend the definition of “Weekly Management Fee” and (iii) modify the conditions to the incurrence by the Non-Securitization Entities (as such term is defined in the Indenture) of additional indebtedness to (x) permit the Specified Non-Securitization Debt Cap (as such term is defined in the Management Agreement) to increase from $25,000,000 to up to $100,000,000 under certain circumstances and (y) increase the maximum Holdco Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the date of the incurrence of any indebtedness by the Non-Securitization Entities in excess of the Specified Non-Securitization Debt Cap, from 7.0x to 7.5x. The amendments described in clauses (i), (ii) and (iii)(x) became effective on the Closing Date, and the amendment described in clause (iii)(y) will become effective on the earlier of (x) the Control Party (as such term is defined in the Indenture) designating a date for implementation and (y) the repayment in full of all of the Master Issuer’s Series 2018-1 Class A-2-II Notes and Series 2019-1 Class A-2 Notes.

The Manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to the Manager.

Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the Trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (i) the failure of the Manager to perform its obligations under the Management Agreement, (ii) the breach by the Manager of any representation or warranty under the Management Agreement or (iii) the Manager’s negligence, bad faith or willful misconduct.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters.

The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to (i) failure to maintain stated debt service coverage ratios, (ii) the sum of global gross sales for specified restaurants being below certain levels on certain measurement dates, (iii) certain manager termination events (including in certain circumstances a change of control of the Company), (iv) the occurrence of an event of default and (v) the failure to repay or refinance the Class A-2 Notes in full by the applicable anticipated repayment dates.

The Notes are also subject to certain customary events of default, including, without limitation, events relating to (i) non-payment of required interest, principal or other amounts due on or with respect to the Notes, (ii) failure to comply with covenants within certain time frames, (iii) certain bankruptcy events, (iv) breaches of specified representations and warranties, (v) the Trustee ceasing to have valid and perfected security interests in certain collateral and (vi) certain judgments.

Use of Proceeds

The net proceeds of the offering has been or will be used to repay in full $471.25 million of indebtedness under the Master Issuer’s Series 2015-1 4.497% Fixed Rate Senior Secured Notes, Class A-2-III and $434.25 million of indebtedness under the Master Issuer’s Series 2018-1 3.573% Fixed Rate Senior Secured Notes, Class A-2-I, together with any accrued and unpaid interest on such Series 2015-1 Class A-2-III Notes and Series 2018-1 Class A-2-I Notes. Remaining funds will be used for general corporate purposes, which may include funding for growth initiatives, return of capital to shareholders, or additional debt retirement.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale of the Notes or any other security in any jurisdiction where such an offering or sale would be unlawful.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Series 2021-1 Supplement, the Seventh Supplement to the Base Indenture, the Variable Funding Note Purchase Agreement and the Fourth Amendment to the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Series 2021-1 Supplement to Base Indenture, dated as of June 22, 2021, by and between Wendy’s Funding, LLC, as Master Issuer of the Series 2021-1 fixed rate senior secured notes, Class A-2, and Series 2021-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2021-1 Securities Intermediary.

4.2	Seventh Supplement to the Base Indenture, dated as of June 22, 2021, by and between Wendy’s Funding, LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.

10.1	Class A-1 Note Purchase Agreement, dated as of June 22, 2021, by and among Wendy’s Funding, LLC, as Master Issuer, each of Quality Is Our Recipe, LLC, Wendy’s Properties, LLC and Wendy’s SPV Guarantor, LLC, as Guarantors, Wendy’s International, LLC, as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as L/C Provider, Swingline Lender and Administrative Agent.

10.2	Fourth Amendment to the Management Agreement, dated as of June 22, 2021, by and among Wendy’s Funding, LLC, as Master Issuer, certain subsidiaries of Wendy’s Funding, LLC party thereto, Wendy’s International, LLC, as Manager, and Citibank, N.A., as Trustee.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Michael G. Berner
Name:	Michael G. Berner
Title:	Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary

Dated: June 23, 2021